UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2005

KINDER MORGAN ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 10, 2005, Kinder Morgan Energy Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with the underwriters named therein with respect to the issue and sale by the Partnership of up to 5,750,000 common units representing limited partner interests (including an option to purchase up to 750,000 additional common units to cover over-allotments) in an underwritten public offering (the “Offering”). The Units to be sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to the Partnership’s registration statement on Form S-3 (File No. 333-122424). The closing of the Offering is expected to occur on August 16, 2005. A copy of the Underwriting Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits.

10.1

Underwriting Agreement, dated August 10, 2005, by and among Kinder Morgan Energy Partners, L.P., Lehman Brothers Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, UBS Securities LLC, Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc., Credit Suisse First Boston LLC, and Stifel, Nicolaus & Company, Incorporated.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

By: Kinder Morgan G.P., Inc.,

its General Partner

By: Kinder Morgan Management, LLC,

its Delegate

Dated:  August 12, 2005

By:  /s/ Joseph Listengart

Joseph Listengart

Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1

Underwriting Agreement, dated August 10, 2005, by and among Kinder Morgan Energy Partners, L.P., Lehman Brothers Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, UBS Securities LLC, Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc., Credit Suisse First Boston LLC, and Stifel, Nicolaus & Company, Incorporated.